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                                                                    EXHIBIT 99.2

LEDGER CAPITAL CORP.
5555 North Port Washington Road                                  REVOCABLE PROXY
Glendale, Wisconsin  53217

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           LEDGER CAPITAL CORP. FOR USE ONLY AT THE ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON OCTOBER    , 2001

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders (the "Annual Meeting") and the Proxy Statement/Prospectus and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. James D. Smessaert and Peter A. Gilbert, directors of Ledger Capital Corp. ("Ledger"), to represent and to vote, as designated on the reverse side, all the shares of common stock, $1.00 par value per share ("Common Stock"), of Ledger
held of record by the undersigned on              , 2001, at the Annual Meeting
that will be held on October    , 2001 at 7:00 p.m., local time, at the Pettit
National Ice Center, Hall of Fame Room, 500 South 84th Street, Milwaukee, Wisconsin, or any adjournments or postponements thereof.

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the matters. If any other business is presented at the Annual Meeting, this proxy will be voted by the Ledger Board of Directors in their best judgment. At the present time, the Ledger Board of Directors knows of no other business to be presented at the Annual Meeting.


         SEE REVERSE FOR TELEPHONE VOTING INSTRUCTIONS AND PROXY CARD



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                            --------------------------   ----------------------
                            |       COMPANY NAME      | |    CONTROL NUMBER    |
                            |                         | |                      |
                            --------------------------   ----------------------


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OPTION 1:      VOTE BY PHONE - TOLL FREE - 1-___-___-____ - QUICK *** EASY ***
VOTE BY        IMMEDIATE
TELEPHONE
               -   Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

               - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Eastern Standard Time on
                   October    , 2001.

               - You will be prompted to enter your control number, which is located above.

               -   Follow the simple instructions given over the telephone.

OPTION 2:      VOTE BY MAIL
MAIL YOUR
PROXY CARD     Mark, sign and date your proxy card and return it in the
               postage-paid envelope we've provided. If you return the proxy card instead of voting by phone, please mark your votes as in this example: [X]
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 PLEASE DETACH, SIGN AND DATE THE PROXY CARD BELOW AND RETURN PROMPTLY USING THE
                                ENCLOSED ENVELOPE

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                    LEDGER CAPITAL CORP. 2001 ANNUAL MEETING

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1.   Approval and adoption of the merger agreement, dated                              [ ] FOR       [ ] AGAINST      [ ] ABSTAIN
     June 15, 2001, between Anchor Bancorp Wisconsin, Inc.
     and Ledger, and approval of the related merger
     between Anchor and  Ledger.

2.   Election of three Directors to serve until the merger   - PETER A. GILBERT        [ ]  FOR all nominees [ ]  WITHHOLD AUTHORITY
     is consummated or, if the merger is not consummated,    - REGINALD M. HISLOP, III      listed to the         to vote for all
     until the 2004 annual meeting of Ledger shareholders:   - CHARLES E. RICKHEIM          left (except as       nominees listed to
                                                                                            specified below).     the left.

     (Instructions: To withhold authority to vote for any                              -------------------------------------
     indicated nominee, write the number(s) of the nominee(s)                          |                                   |
     in the box provided to the right.)                                                -------------------------------------

3.   Ratification of the appointment of KPMG LLP as independent                        [ ] FOR       [ ] AGAINST      [ ] ABSTAIN
     auditors of Ledger for the fiscal year ending June 30,
     2002 if the merger is not consummated, or for any such
     shorter period of time as may be called for or deemed
     necessary by Ledger.

4.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, including proposals to adjourn the meeting to permit further solicitation of proxies if Ledger has not received sufficient votes to approve the merger. However, if you vote against the merger, your shares will not be voted in favor of an adjournment to solicit proxies.

Check appropriate box and                              Date                     NO. OF SHARES
and indicate changes below:                                 ----------------
Address Change?                [ ]   Name Change?  [ ]                          ----------------------------------------------------
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                ----------------------------------------------------

                                                                                SIGNATURE(S) IN BOX

                                                                                IMPORTANT: Please sign exactly as name appears on
                                                                                this Proxy. When shares are held by joint tenants,
                                                                                both should sign. When signing as attorney,
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full title as such. If a corporation, please
                                                                                sign in full corporate name by President or other
                                                                                authorized officer. If a partnership, please sign in
                                                                                partnership name by authorized person.
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